Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of Occam Networks, Inc. and subsidiary of our report dated March 10, 2006 relating to our audit of the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/    SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California

May 19, 2006